                                   SCHEDULE A
                             DATED JANUARY 18, 2008
                       AS LAST AMENDED ON AUGUST 27, 2008
                                     TO THE
                               ADVISORY AGREEMENT
                         DATED JANUARY 18, 2008 BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                           RATE
----                                                           ----
Nova .......................................................   0.75%
Inverse S&P 500 Strategy ...................................   0.90%
NASDAQ-100(R) ..............................................   0.75%
Inverse NASDAQ-100(R) Strategy .............................   0.90%
Mid-Cap 1.5x Strategy ......................................   0.90%
Russell 2000(R) 1.5x Strategy ..............................   0.90%
Government Long Bond 1.2x Strategy .........................   0.50%
Inverse Government Long Bond Strategy ......................   0.90%
Europe 1.25x Strategy ......................................   0.90%
Japan 2x Strategy ..........................................   0.75%
Large-Cap Value ............................................   0.75%
Large-Cap Growth ...........................................   0.75%
Mid-Cap Value ..............................................   0.75%
Mid-Cap Growth .............................................   0.75%
Inverse Mid-Cap Strategy ...................................   0.90%
Small-Cap Value ............................................   0.75%
Small-Cap Growth ...........................................   0.75%
Inverse Russell 2000(R) Strategy ...........................   0.90%
Strengthening Dollar 2x Strategy ...........................   0.90%
Weakening Dollar 2x Strategy ...............................   0.90%

FUND                                                           RATE
----                                                           ----
Banking ....................................................   0.85%
Basic Materials ............................................   0.85%
Biotechnology ..............................................   0.85%
Consumer Products ..........................................   0.85%
Electronics ................................................   0.85%
Energy .....................................................   0.85%
Energy Services ............................................   0.85%
Financial Services .........................................   0.85%
Health Care ................................................   0.85%
Internet ...................................................   0.85%
Leisure ....................................................   0.85%
Precious Metals ............................................   0.75%
Real Estate ................................................   0.85%
Retailing ..................................................   0.85%
Technology .................................................   0.85%
Telecommunications .........................................   0.85%
Transportation .............................................   0.85%
Utilities ..................................................   0.85%
Commodities Strategy .......................................   0.75%
Sector Rotation ............................................   0.90%

U.S. Government Money Market ...............................   0.50%
High Yield Strategy ........................................   0.75%
Inverse High Yield Strategy ................................   0.75%
Essential Portfolio Moderate ...............................   0.00%
Essential Portfolio Conservative ...........................   0.00%
Essential Portfolio Aggressive .............................   0.00%
International Rotation .....................................   0.90%

GLOBAL 130/30 STRATEGY (FORMERLY, MULTI-CAP CORE EQUITY) ...   1.05%
S&P 500 ....................................................   0.75%
Russell 2000(R) ............................................   0.75%
Managed Futures Strategy ...................................   0.90%
Alternative Strategies Allocation ..........................   0.00%

                          ADDITIONS ARE NOTED IN BOLD.


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